                  [KIRKPATRICK & LOCKHART LLP LETTERHEAD]



                                        July 23, 2004



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Re:  Legg Mason Charles Street Trust, Inc.
     File Nos.  333-44423; 811-08611
     Post-Effective Amendment No. 11
     -------------------------------

Ladies and Gentlemen:

     We have acted as counsel to Legg Mason Charles Street Trust, Inc. (the "Company") in connection with the preparation of Post-Effective Amendment No. 11 to the Company's Registration Statement on Form N-1A (the
"Amendment"), and we have reviewed a copy of the Amendment being filed with the Securities and Exchange Commission.

     Pursuant to paragraph (b)(4) of Rule 485 under the Securities Act of 1933, we represent that, based on our review and our assessment of the disclosure changes being effected by the Amendment, the Amendment does not contain disclosures that would render it ineligible to become effective pursuant to paragraph (b) of Rule 485.

                                        Very truly yours,

                                        /s/ Kirkpatrick & Lockhart LLP
                                        ------------------------------
                                        Kirkpatrick & Lockhart LLP